Contact:	Contact:
Trans World Entertainment	MWW Group
John J. Sullivan	Rich Tauberman
EVP, Chief Financial Officer	(rtauberman@mww.com)
(518) 452-1242	(201) 507-9500
38 Corporate Circle
Albany, NY 12203
www.twec.com	NEWS RELEASE

TRANS WORLD ENTERTAINMENT UPDATES
FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

          Albany, NY, April 12, 2007 -- Trans World Entertainment Corporation (Nasdaq: TWMC) today updated financial results for its fourth quarter and full fiscal year 2006, which had been previously issued by the Company in its release dated March 1, 2007.

          Subsequent to its March 1, 2007 release, the Company settled certain outstanding matters related to the acquisition of substantially all of the net assets of Musicland Holding Corp., resulting in a $1.8 million increase in the extraordinary gain, net of tax, recorded in 2006. Additionally, the Company updated its income tax provision for the year. Income before extraordinary gain for the fourth quarter of 2006 was $32.4 million, or $1.00 per diluted share and net income was $37.8 million, or $1.17 per diluted share. For the full fiscal year 2006, income before extraordinary gain was $1.0 million, or $0.03 per diluted share and net income was $11.7 million, or $0.36 per diluted share. The Company previously reported full fiscal year 2006 net income of $10.2 million, or $0.32 per diluted share.

          Trans World Entertainment is a leading specialty retailer of entertainment software, including music, home video and video games and related products. The Company operates nearly 1,000 retail stores in the United States, the District of Columbia, the U.S. Virgin Islands, and Puerto Rico under various brands. The Company is in the process of re-branding the majority of its stores (Coconuts Music and Movies, Strawberries Music, Wherehouse, Sam Goody and Spec’s) to the name f.y.e. for your entertainment. The Company also operates over 130 video only stores primarily under the Suncoast brand and on the web at www.fye.com, www.wherehouse.com, www.secondspin.com, www.samgoody.com and www.suncoast.com.

Certain statements in this release set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

— table to follow —

TRANS WORLD ENTERTAINMENT CORPORATION
Financial Results

INCOME STATEMENTS:	As Adjusted		As Reported				As Adjusted		As Reported
			Fourteen and Thirteen
(in millions, except per share data)	Fourteen Weeks Ended (1)		Weeks Ended (1)				Fiscal Year Ended (2)		Fiscal Year Ended (2)

	February 3,	% to	February 3,	% to	January 28,	% to	February 3,	% to	February 3,	% to	January 28,	% to
	2007	Sales	2007	Sales	2006	Sales	2007	Sales	2007	Sales	2006	Sales
Sales	$586.7		$586.7		$458.6		$1,471.2		$1,471.2		$1,238.5

Cost of sales	382.9	65.3%	382.9	65.3%	307.4	67.0%	952.0	64.7%	952.0	64.7%	806.9	65.1%
Gross profit	203.8	34.7%	203.8	34.7%	151.2	33.0%	519.2	35.3%	519.2	35.3%	431.6	34.9%

Selling, general and
administrative expenses	137.0	23.3%	137.0	23.3%	106.7	23.3%	482.4	32.8%	482.4	32.8%	392.8	31.7%

Depreciation and amortization	9.3	1.7%	9.3	1.7%	8.8	1.9%	36.8	2.5%	36.8	2.5%	34.0	2.8%
Income from operations	57.5	9.7%	57.5	9.7%	35.7	7.8%	0.0	0.0%	0.0	0.0%	4.8	0.4%

Other income	(0.4)	-0.1%	(0.4)	-0.1%	(0.6)	-0.1%	(4.4)	-0.3%	(4.4)	-0.3%	(2.2)	-0.2%
Interest expense	1.4	0.2%	1.4	0.2%	1.0	0.1%	5.5	0.4%	5.5	0.4%	3.0	0.3%
Income (loss) before income taxes, extraordinary
gain - unallocated goodwill and cumulative effect of
change in accounting principle	56.5	9.6%	56.5	9.6%	35.3	7.8%	(1.1)	-0.1%	(1.1)	-0.1%	4.0	0.3%

Income tax expense (benefit)	24.1	4.1%	23.7	4.0%	13.0	2.8%	(2.1)	-0.2%	(2.4)	-0.2%	1.1	0.1%

Income before extraordinary gain - unallocated
goodwill and cumulative effect of change in
accounting principle	$32.4	5.5%	$32.8	5.6%	$22.3	5.0%	$1.0	0.1%	$1.3	0.1%	$2.9	0.2%
Extraordinary gain - unallocated negative goodwill,
net of income taxes	5.4	0.9%	3.6	0.6%	-	0.0%	10.7	0.7%	8.9	0.6%	-	0.0%
Cumulative effect of change in accounting principle,
net of income taxes	-	0.0%	-	0.0%	(2.3)	-0.5%	-	0.0%	-	0.0%	(2.3)	-0.2%

Net income	$37.8	6.4%	$36.4	6.2%	$20.0	4.5%	$11.7	0.8%	$10.2	0.7%	$0.6	0.0%

Basic earnings per common share:
Earnings per share before extraordinary gain -
unallocated negative goodwill and cumulative effect
of change in accounting principle, net of income
taxes	$1.05		$1.06		$0.72		$0.03		$0.04		$0.09

Extraordinary gain - unallocated negative goodwill,
net of income taxes	0.18		0.12		-		0.35		0.29		-

Cumulative effect of change in accounting principle,
net of income taxes	-		-		(0.07)		-		-		(0.07)
Basic earnings per common share	$1.23		$1.18		$0.65		$0.38		$0.33		$0.02

Weighted average number of
common shares outstanding	30.9		30.9		30.8		30.8		30.8		32.0

Diluted earnings per common share:
Earnings per share before extraordinary gain -
unallocated negative goodwill and cumulative effect
of change in accounting principle, net of income
taxes	$1.00		$1.01		$0.71		$0.03		$0.04		$0.09

Extraordinary gain - unallocated negative goodwill,
net of income taxes	0.17		0.11		-		0.33		0.28		-

Cumulative effect of change in accounting principle,
net of income taxes	-		-		(0.07)		-		-		(0.07)
Diluted earnings per common share	$1.17		$1.12		$0.64		$0.36		$0.32		$0.02

Weighted average number of
common shares outstanding	32.4		32.4		31.5		32.0		32.0		32.1

SELECTED BALANCE SHEET CAPTIONS:
(in millions, except store data)
Cash and cash equivalents							$118.6		$118.6		$197.2
Merchandise inventory							504.9		504.9		402.7
Fixed assets (net)							138.9		138.9		132.5
Accounts payable							311.4		311.3		307.7
Long-term debt and capital lease obligations, less current portion							16.1		16.1		19.5

Stores in operation							992		992		782

(1) -	The fourth fiscal quarter ended February 3, 2007 contains 14 weeks. The fourth fiscal quarter ended January 28, 2006 contains 13 weeks.

(2) -	The fiscal year ended February 3, 2007 contains 53 weeks. The fiscal year ended January 28, 2006 contains 52 weeks.